UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2002 (June 25, 2002)

CONEXANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-24923 (Commission File Number)	25-1799439 (I.R.S. Employer Identification No.)

4311 Jamboree Road
Newport Beach, California 92660-3095
(Address of principal executive offices) (Zip code)

(949) 483-4600
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.2
EXHIBIT 2.3
EXHIBIT 2.4
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 2. Acquisition or Disposition of Assets

         On June 25, 2002, Conexant Systems, Inc. (“Conexant”) completed the distribution to Conexant shareowners (the “Distribution”) of outstanding shares of Washington Sub, Inc., a wholly-owned subsidiary of Conexant (“Washington”) to which Conexant contributed its wireless communications business, other than certain assets and liabilities, pursuant to the Contribution and Distribution Agreement dated as of December 16, 2001, as amended, by and between Conexant and Washington. Immediately thereafter, pursuant to the Agreement and Plan of Reorganization dated as of December 16, 2001, as amended as of April 12, 2002, by and among Conexant, Washington and Alpha Industries, Inc. (“Alpha”), Washington merged with and into Alpha, with Alpha the surviving corporation (the “Merger”). As a result of the Distribution and the Merger, Conexant shareowners received 0.351 of a share of Alpha common stock for each Conexant share held and continued to hold their Conexant shares.

         Upon completion of the Merger, Alpha and its subsidiaries purchased (i) Conexant’s semiconductor assembly, module manufacturing and test facility, located in Mexicali, Mexico, pursuant to the Mexican Stock Purchase Agreement dated as of June 25, 2002 by and between Conexant and Alpha and the Amended and Restated Mexican Asset Purchase Agreement dated as of June 25, 2002 by and between Conexant and Alpha and (ii) Conexant’s package design team that supports the Mexicali facility, pursuant to the U.S. Asset Purchase Agreement dated as of December 16, 2001, as amended, by and between Conexant and Alpha. In connection therewith, Conexant, Alpha and certain subsidiaries of Alpha entered into a Financing Agreement dated as of June 25, 2002 (the “Financing Agreement”) pursuant to which Alpha and a subsidiary of Alpha delivered to Conexant promissory notes for $150 million (the “Term Notes”) guaranteed by Alpha and certain Alpha subsidiaries and secured by substantially all assets of Alpha, in payment of the purchase price for the Mexicali facility and the package design team. The Term Notes mature 50 percent in nine months and 50 percent in one year and bear interest initially at 10 percent, increasing to 12 percent in three months and 15 percent in six months. The Financing Agreement also provides for a revolving credit facility under which Alpha may borrow up to $100 million, less specified reserves, for one year at the same interest rate and with the same security applicable to the Term Notes. As of July 10, 2002, Alpha may borrow up to $75 million under the credit facility.

         In connection with the Distribution and the Merger, on June 25, 2002 Conexant, Washington and Alpha also entered into an Employee Matters Agreement and a Tax Allocation Agreement, which are filed herewith as Exhibits 2.3 and 2.4, respectively.

         Conexant is not aware of any material relationship between Alpha and Conexant or any of its affiliates, any director or officer of Conexant or any associates of any such director or officer that existed at the date of the Distribution and the Merger, except as disclosed herein and in the proxy statement-prospectus/information statement included in Alpha’s Registration Statement on Form S-4 (Registration No. 333-83768) and previously distributed to Conexant shareowners, and except that Messrs. Donald R. Beall (a director of Conexant), Moiz M. Beguwala (senior vice president and general manager of Conexant), Dwight W. Decker (chairman of the board and chief executive officer of Conexant) and Balakrishnan S. Iyer (senior vice president and chief financial officer and a director of Conexant) will serve as directors of Alpha and Mr. Decker will serve as non-executive chairman of the board of Alpha.

         Effective June 26, 2002, Alpha changed its name to Skyworks Solutions, Inc.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Information of Conexant will be filed with an amendment to this report.

(c) Exhibits

2.1	Agreement and Plan of Reorganization dated as of December 16, 2001, as amended as of April 12, 2002, by and among Conexant, Washington and Alpha (excluding exhibits), filed as Exhibit 2.1 to Conexant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, is incorporated herein by reference.

2.2	Contribution and Distribution Agreement dated as of December 16, 2001, as amended as of June 25, 2002, by and between Conexant and Washington (excluding schedules).

2.3	Employee Matters Agreement dated as of June 25, 2002 by and among Conexant, Washington and Alpha (excluding schedules).

2.4	Tax Allocation Agreement dated as of June 25, 2002 by and among Conexant, Washington and Alpha (excluding schedules).

99.1	Mexican Stock Purchase Agreement dated as of June 25, 2002 by and between Conexant and Alpha (excluding exhibits and schedules).

99.2	Amended and Restated Mexican Asset Purchase Agreement dated as of June 25, 2002 by and between Conexant and Alpha (excluding exhibits and schedules).

99.3	U.S. Asset Purchase Agreement dated as of December 16, 2001, as amended as of June 25, 2002, by and between Conexant and Alpha (excluding exhibits and schedules).

99.4	Financing Agreement dated as of June 25, 2002 by and among Alpha, certain of its subsidiaries identified therein and Conexant (excluding certain exhibits and schedules).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC. (Registrant)

Date: July 1, 2002	By	/s/ DENNIS E. O’REILLY

Dennis E. O’Reilly Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

2.1	Agreement and Plan of Reorganization dated as of December 16, 2001, as amended as of April 12, 2002, by and among Conexant, Washington and Alpha (excluding exhibits), filed as Exhibit 2.1 to Conexant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, is incorporated herein by reference.

2.2	Contribution and Distribution Agreement dated as of December 16, 2001, as amended as of June 25, 2002, by and between Conexant and Washington (excluding schedules).

2.3	Employee Matters Agreement dated as of June 25, 2002 by and among Conexant, Washington and Alpha (excluding schedules).

2.4	Tax Allocation Agreement dated as of June 25, 2002 by and among Conexant, Washington and Alpha (excluding schedules).

99.1	Mexican Stock Purchase Agreement dated as of June 25, 2002 by and between Conexant and Alpha (excluding exhibits and schedules).

99.2	Amended and Restated Mexican Asset Purchase Agreement dated as of June 25, 2002 by and between Conexant and Alpha (excluding exhibits and schedules).

99.3	U.S. Asset Purchase Agreement dated as of December 16, 2001, as amended as of June 25, 2002, by and between Conexant and Alpha (excluding exhibits and schedules).

99.4	Financing Agreement dated as of June 25, 2002 by and among Alpha, certain of its subsidiaries identified therein and Conexant (excluding certain exhibits and schedules).

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